                            FLEMING COMPANIES, INC.

                      EXECUTIVE PAST SERVICE BENEFIT PLAN










                     (Adopted Effective November 1, 1997)

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                            FLEMING COMPANIES, INC.
                      EXECUTIVE PAST SERVICE BENEFIT PLAN


                              TABLE OF CONTENTS
                                                                          PAGE
                                                                          ----
ARTICLE I      Name and Purpose of Plan                                      1

          1.1  Name of Plan                                                  1
          1.2  Purpose of Plan                                               1

ARTICLE II     Definitions and Construction                                  1

          2.1  Definitions                                                   1
          2.2  Construction                                                  5

ARTICLE III    Participation                                                 5

          3.1  Participation in Consideration
               for Future Services Only                                      5
          3.2  The Agreement                                                 5

ARTICLE IV     Contributions                                                 6

          4.1  Payments by the Company                                       6

ARTICLE V      Past Service Benefit                                          6

          5.1  Past Service Benefit                                          6
          5.2  Vesting of Past Service Benefit                               7
          5.3  Payment of Past Service Benefit                               7
          5.4  Form of Benefit                                               8
          5.5  Postponed Retirement Date                                     8

ARTICLE VI     Death of a Participant                                        8

          6.1  Payment of Death Benefit                                      8
          6.2  Beneficiary Designation                                       9

ARTICLE VII    Early Retirement                                              9

          7.1  Early Retirement                                              9

ARTICLE VIII   Disability                                                    9

          8.1  Disability                                                    9
          8.2  Proof of Disability                                           9

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ARTICLE IX     Change of Control                                            10

          9.1  Acceleration of Vesting of Past Service
               Benefit Upon Change of Control                               10

ARTICLE X      Manner of Payment of Benefits                                12

         10.1  Payment at Actual Retirement                                 12

ARTICLE XI     General Benefit Provisions                                   13

         11.1  Restrictions on Alienation of Benefits                       13
         11.2  Release of Claims                                            14
         11.3  Plan Unfunded - No Assignment                                14
         11.4  Withholding and Other Employment Taxes                       14
         11.5  No Trust                                                     14

ARTICLE XII    Provisions Relating to Participants                          15

         12.1  Information Required of Participants                         15
         12.2  Abandonment of Benefits                                      15
         12.3  Benefits Payable to Incompetents                             16
         12.4  Conditions of Employment Not
               Affected by Plan                                             16

ARTICLE XIII   Administration and Committee                                 16

         13.1  Allocation of Responsibility
               for Plan Administration                                      16
         13.2  Appointment of Committee                                     16
         13.3  Claims Procedure                                             16
         13.4  Review Procedure                                             17
         13.5  Records and Reports                                          17
         13.6  Other Committee Powers and Duties                            17
         13.7  Rules and Decisions                                          18
         13.8  Committee Procedures                                         18

ARTICLE XIV    Amendment and Termination                                    19

         14.1  Right to Amend or Alter Plan                                 19
         14.2  Right to Terminate Plan                                      19
         14.3  Forfeiture of All Benefits                                   19
         14.4  Merger of Company; Successor Must Assume Plan                19

ARTICLE XV     Miscellaneous Provisions                                     20

         15.1  Articles and Section Titles and Headings                     20
         15.2  Laws of Oklahoma to Govern                                   20

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                           FLEMING COMPANIES, INC.
                    EXECUTIVE PAST SERVICE BENEFIT PLAN


         FLEMING COMPANIES, INC., an Oklahoma corporation, hereby adopts the FLEMING COMPANIES, INC. EXECUTIVE PAST SERVICE BENEFIT PLAN upon the following terms and conditions.

                                   ARTICLE I

                           NAME AND PURPOSE OF PLAN

         1.1 NAME OF PLAN. This Plan shall be hereafter known as the FLEMING COMPANIES, INC. EXECUTIVE PAST SERVICE BENEFIT PLAN.

         1.2 PURPOSE OF PLAN. The Plan is established and maintained by the Company solely for the purpose of providing benefits for certain Associates of the Company who (i) were participants in the Amended and Restated Supplemental Retirement Income Plan of Fleming Companies, Inc. and Its Subsidiaries which was terminated as to such Associates effective November 1, 1997, and (ii) have been selected for participation in this Plan by the Committee. It is intended that this Plan be unfunded for federal income tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.

                                   ARTICLE II

                          DEFINITIONS AND CONSTRUCTION

         2.1 DEFINITIONS. Where the following capitalized words and phrases appear in this instrument, they shall have the respective meanings set forth below unless a different context is clearly expressed herein.

               (a) ACCOUNT: The word "Account" shall mean the account established under Section 5.1(b) to which will be credited each Participant's Past Service Benefit and earnings thereon.

               (b) ACT: The word "Act" shall mean Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as amended from time to time.

               (c) ACTUARY: The word "Actuary" shall mean an enrolled actuary selected from time to time by the Committee to provide actuarial services for the Plan who, as of the Effective Date, was Watson, Wyatt & Company.

               (d) AGREEMENT: The word "Agreement" shall mean that certain "Agreement for Past Service Benefit" which will be entered into by and between the Company and the Participant together with any amendments thereto.

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               (e)  ASSOCIATE:  The word "Associate" shall mean any person, employed by the Company on the basis of an employer-employee relationship, who receives remuneration for personal services rendered to the Company and who is either a highly compensated employee or a select management employee.

               (f) BENEFICIARY: The word "Beneficiary" shall mean that person designated by the Participant pursuant to Section 6.2 hereof who would be entitled to receive his Past Service Benefit upon the death of the Participant.

               (g) BOARD: The word "Board" shall mean the Board of Directors of the Company.

               (h) CAUSE: The word "Cause" shall mean the termination from employment with the Company or a Subsidiary for one of the following reasons:

                         (i) the conviction of the Participant of a felony by a federal or state court of competent jurisdiction; (ii) an act or acts of dishonesty taken by the Participant and intended to result in substantial personal enrichment of the Participant at the expense of the Company; (iii) the Participant's "willful" failure to follow a direct, reasonable and lawful written order from his supervisor, within the reasonable scope of the Partici-pant's duties, which failure is not cured within 30 days; or
               (iv) the Participant's failure to perform his specified duties and responsibilities for a period of 45 days as determined by his supervisor after a warning in writing. Further, for purposes of this Subsection (h):

                                   (1)  No act or failure to act, on the
                    Participant's part shall be deemed "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant's action or omission was in the best interest of the Company.

                                   (2)  The Participant shall not be deemed to
                    have been terminated for Cause unless and until there shall have been delivered to the Participant a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths (3/4ths) of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to the Participant and an

                                      -2-
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                    opportunity for the Participant, together with the Par-
                    ticipant's counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Participant was guilty of conduct set forth in clauses (i), (ii), (iii) or (iv) above and specifying the particulars thereof in detail.

               (i) CHANGE OF CONTROL: The words "Change of Control" shall have the meaning set forth in Section 9.1 of this Plan.

               (j) CODE: The word "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

               (k) COMMITTEE: The word "Committee" shall mean the Compensation and Organization Committee appointed by the Board of Directors of the Company under Article XIII herein to administer the Plan.

               (l) COMPANY: The word "Company" shall mean Fleming Companies, Inc., an Oklahoma corporation, or its successor.

               (m) DISABILITY: The word "Disability" shall mean a condition whereby a Participant has become totally and permanently disabled within the meaning of the Long-Term Disability Plan as in effect as of the Effective Date of this Plan.

               (n) DISABILITY RETIREMENT DATE: The words "Disability Retirement Date" shall mean the first day of the month after which a Participant terminating employment has satisfied all conditions specified in the foregoing Subsection for Disability.

               (o) EARLY RETIREMENT DATE: The words "Early Retirement Date" shall mean the first day of the month coinciding with or following the date a Participant terminates employment with the Company or any Subsidiary after (i) earning at least 10 Years of Employment Service and (ii) attaining at least age 55.

               (p) EFFECTIVE DATE: The words "Effective Date" shall mean the 1st day of November, 1997.

               (q) LONG-TERM DISABILITY PLAN: The words "Long-Term Disability Plan" shall mean the "Long-Term Disability Benefit Plan of Fleming Companies, Inc. and Its Subsidiaries."

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               (r)  NORMAL RETIREMENT AGE:  The words "Normal Retirement Age"
         shall mean the 65th birthday of a Participant.

               (s) NORMAL RETIREMENT DATE: The words "Normal Retirement Date" shall mean the first day of the month coinciding with or following a Participant's Normal Retirement Age.

               (t) PARTICIPANT: The word "Participant" shall mean an Associate who has been selected for participation in the Plan as of the Effective Date, and whose name is listed on Exhibit "A" attached hereto.

               (u) PAST SERVICE BENEFIT: The words "Past Service Benefit" shall mean the benefit which has been credited to a Participant and adjusted pursuant to Section 5.1 hereof.

               (v) PLAN: The word "Plan" shall mean the "Fleming Companies, Inc. Executive Past Service Benefit Plan," as set forth in this instrument, and as hereafter amended from time to time.

               (w) POSTPONED RETIREMENT DATE: The words "Postponed Retirement Date" shall mean the first day of the month coinciding with or next following the date that a Participant retires under Section 5.5 herein subsequent to his Normal Retirement Date.

               (x) PRIOR PLAN: The words "Prior Plan" shall mean the Amended and Restated Supplemental Retirement Income Plan of Fleming Companies, Inc. and Its Subsidiaries" which was terminated as to the Participants effective November 1, 1997.

               (y) RETIREMENT DATE: The words "Retirement Date" shall mean a Participant's Early Retirement Date, Disability Retirement Date, Normal Retirement Date, or Postponed Retirement Date, whichever applies.

               (z) SUBSIDIARY: The word "Subsidiary" shall mean any corporation with 80% or more of its voting capital stock being owned by the Company.

              (aa) TRUST: The word "Trust" shall mean the Fleming Companies, Inc. Executive Deferred Compensation Trust which has been established and may be used by the Company as the device for assisting the Company to meet its obligations under the Plan.

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              (bb)  TRUSTEE OR TRUSTEES:  The words "Trustee" or "Trustees"
         means the entity who has been designated by the Company to serve as Trustee of the Trust.

              (cc) YEAR: The word "Year" shall mean the annual period beginning on the first day following the last Saturday of December, and ending on the last Saturday of December of the calendar year immediately following.

              (dd) YEAR OF EMPLOYMENT SERVICE: The words "Year of Employment Service" shall mean the 12 month period commencing with the Participant's initial date of hire (or date of rehire) with the Company or Subsidiary and 12 month anniversaries of such date during which time the Participant remained in the continuous full-time employ of the Company or a Subsidiary. For the purposes of calculating a Year of Employment Service, service both before and after the Effective Date of this Plan will be considered. With regard to the calculation of Years of Employment Service with respect to any Participant who was hired and then terminated employment and subsequently was rehired by the Company or a Subsidiary, then, the Committee shall make the determination and calculation as to the number of completed Years of Employment Service by disregarding the break in employment service and considering such periods of employment service to be cumulative, i.e., counting one or more periods of employment.

         2.2 CONSTRUCTION. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, unless the context clearly indicates to the contrary. Any word appearing herein in the plural shall include the singular, where appropriate, and likewise the singular shall include the plural, unless the context clearly indicates to the contrary.

                                 ARTICLE III

                                PARTICIPATION

          3.1 PARTICIPATION IN CONSIDERATION FOR FUTURE SERVICES ONLY. The only Participants in the Plan are those listed on Exhibit "A" attached hereto, and no additional Associates will be eligible to participate in the Plan. The Past Service Benefit will be deemed to be for all purposes in consideration of future services which will be rendered by such Participant to the Company.

          3.2 THE AGREEMENT. Each Participant shall, as a condition of participation, complete and return to the Committee the Agreement which evidences participation in the Plan and the Participant's agreement to the terms and conditions thereof.

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                                  ARTICLE IV

                                CONTRIBUTIONS

          4.1 PAYMENTS BY THE COMPANY. The payments required to fund the cost of the benefits provided by the Plan shall be made solely by the Company.

                                  ARTICLE V

                            PAST SERVICE BENEFIT

          5.1  PAST SERVICE BENEFIT.

               (a) AMOUNT OF PAST SERVICE BENEFIT. Each of the Participants have been selected for participation in the Plan and have previously been a Participant in the Prior Plan. While eligible to participate in the Prior Plan, no Participant had earned any vested or accrued benefit in the Prior Plan as of the date of its termination. Notwithstanding the fact that the Participants have not earned any benefit under the Prior Plan, the Company desires to provide to each Participant the opportunity to earn a supplemental retirement benefit in the form of the Past Service Benefit calculated, in part, by considering his employment service with the Company earned prior to November 1, 1997. The Actuary has determined the value of the Past Service Benefit based upon sound actuarial principles as of November 1, 1997. The amount of Past Service Benefit for each Participant is the amount which is set forth opposite his name on Exhibit "A" attached hereto.

               (b) ADJUSTMENTS TO PAST SERVICE BENEFIT. With respect to the Past Service Benefit credited to each Participant, there shall be established a separate account (the "Account") to which will be credited the amount of Past Service Benefit. There shall also be credited to such Account earnings in an amount equal to the greater of (i) interest at the rate equal to 1% below the prime rate of interest published in THE WALL STREET JOURNAL (Southwest Edition) in the Money Rate Section at the beginning of each calendar quarter (the "Rate of Interest") determined quarterly, or (ii) the actual earnings of any assets held in the Trust. Earnings of the Trust shall be credited in the ratio that the balance in each Participant's Account determined at the end of the previous quarter bears to the balance of all Accounts of all Participants in the Trust determined at the end of the previous quarter. The Accounts established pursuant to this
          Section 5.1(b) are fictitious and are solely for

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          recordkeeping purposes and shall not be considered to be funded with assets set aside or segregated for any Participant, but such Accounts are only established for recordkeeping purposes to determine the amount of earnings which will be credited to the Past Service Benefit and such earnings shall be credited as provided herein until a Participant's Past Service Benefit has been fully paid.

          5.2  VESTING OF PAST SERVICE BENEFIT.

               (a) VESTING. A Participant shall only be vested in his Past Service Benefit upon completion of all of the following:

                         (i) Completing two continuous Years of Employment Service with the Company or any Subsidiary commencing November 1, 1997;

                        (ii)  Attaining his Early Retirement Date; and

                       (iii) Satisfying the "Rule of 70" which means the Participant's age and Years of Employment Service must equal or exceed 70.

                    Provided, if not sooner vested, a Participant shall be 100%
               vested in his Past Service Benefit upon a Change of Control, his death or Disability.

               (b) FORFEITURE. In the event that a Participant terminates employment prior to having satisfied the requirements for vesting as described under Section 5.2(a) above, or if any of the provisions of
          Section 14.3 are applicable to such Participant, then, the Past Service Benefit of such Participant shall be forfeited in its entirety and the Participant or his Beneficiary shall have no right, claim or interest to any Past Service Benefit under this Plan or the Agreement.

               (c) POWER TO ACCELERATE VESTING. Notwithstanding any other provisions of this Plan to the contrary, the Committee may, in its sole and absolute discretion, waive, modify or amend any of the terms and provisions of this Section 5.2 with respect to any Participant with regard to the acceleration of the time during which a Participant's Past Service Benefit may be vested or otherwise payable pursuant to Section 5.3 below.

          5.3 PAYMENT OF PAST SERVICE BENEFIT. Except in the case of termination of employment due to death, Disability, or termination upon or after a Change of Control, no portion of Participant's Past Service Benefit to which he may be entitled shall be payable prior to the date that (i) he satisfies all of the requirements for vesting in his Past Service Benefit under Section 5.2(a) above, and (ii) the Participant terminates employment with the Company or a Subsidiary. Payment of the vested Past Service Benefit to a Participant shall commence no later than 30 days following the Participant's termination of employment or date of death, as the case may be.

          5.4 FORM OF BENEFIT. A Participant shall be entitled to receive and be paid his vested Past Service Benefit as provided in Article X hereof, and such payment will be made in cash.

          5.5 POSTPONED RETIREMENT DATE. If a Participant continues his employment with the Company or Subsidiary to a date after his Normal Retirement Date, referred to as his Postponed Retirement Date, his Past Service Benefit shall be deferred until his Postponed Retirement Date. Benefits to which he shall be entitled as of his Postponed Retirement Date shall be his Past Service Benefit as of his Normal Retirement Date with adjustment after such date in accordance with Section 5.1(b) hereof.

                                   ARTICLE VI

                           DEATH OF A PARTICIPANT

          6.1  PAYMENT OF DEATH BENEFIT.

               (a) BEFORE TERMINATION OF EMPLOYMENT. In the event that a Participant dies while employed by the Company or any Subsidiary, then, such Participant's Past Service Benefit shall be paid to the Participant's designated Beneficiary in the same manner as he has previously elected in his Agreement unless the Committee approves an optional form of payment under Section 10.1 hereof.

               (b) AFTER TERMINATION OF EMPLOYMENT. In the event that a Participant dies after he has terminated employment with the Company or any Subsidiary and he has not yet received all the Past Service Benefit to which he is otherwise entitled under this Plan, then, the remaining portion of the Past Service Benefit which would otherwise have been paid to the Participant had he survived would then be paid to the Participant's Beneficiary in the same form elected by the Participant pursuant to Article X hereof.

               (c) SPECIAL DEATH BENEFIT. In the event that a Participant has elected to receive his Supplemental Normal Retirement Income for the "Life of Participant Only" (Option 1) and such Participant dies prior to the time that benefits actually commence pursuant to the terms of this Plan, then, the Beneficiary of such deceased Participant shall receive the actuarial equivalent of such Participant's Supplemental Normal Retirement Income paid as a "50% Joint Annuitant Survivor Benefit" (Option 2) as described in Section
          10.1 hereof.

          6.2 BENEFICIARY DESIGNATION. The Participant shall designate a Beneficiary in his Agreement who will receive the deceased Participant's Past Service Benefit. Such Beneficiary may be changed by the Participant upon notice to the Company pursuant to the terms of the Agreement. In the event that the Beneficiary designated to receive the Past Service Benefit otherwise payable to a Participant hereunder is not then surviving at the date of the Participant's death, then, such Past Service Benefit shall be paid to the Beneficiary designated by the Participant who is then surviving and if there is no Beneficiary then surviving, such benefits will automatically be paid to the estate of such Participant.

                                  ARTICLE VII

                               EARLY RETIREMENT

          7.1 EARLY RETIREMENT. A Participant who has attained his Early Retirement Date and who is vested in his Past Service Benefit as provided in
Section 5.2(a) hereof may retire early from the Company or any Subsidiary and commence payment of his Past Service Benefit in the form elected by the Participant under Article X hereof.

                                 ARTICLE VIII

                                  DISABILITY

          8.1 DISABILITY. In the event that a Participant incurs a Disability and he terminates employment with the Company or any Subsidiary (the "Disability Retirement Date"), then, in such event, the Participant shall be entitled to receive his Past Service Benefit in the form as elected by the Participant in accordance with Article X hereof.

          8.2 PROOF OF DISABILITY. After a Participant's Disability Retirement Date the Committee may require that the Participant's continuing Disability be verified by medical examination at a location convenient to the Participant; provided, such Participant shall not be required to submit to more than one examination in a 12 month period. If a Participant fails to allow such verification to occur, or if it does occur and the Participant is no longer suffering a Disability as determined by the Committee, then, the Committee may cease further payments of such Past Service Benefit.

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                                  ARTICLE IX

                              CHANGE OF CONTROL

          9.1 ACCELERATION OF VESTING OF PAST SERVICE BENEFIT UPON CHANGE OF CONTROL. In the event that there is a "Change of Control," as defined below, then, subject to Section 14.3 hereof, each Participant shall be fully vested in his Past Service Benefit with payment of such Past Service Benefit to be paid in the form as elected by the Participant as provided in Section 10.1 hereof immediately following his termination of employment. Anything in this Plan to the contrary notwithstanding, if a Participant's employment with the Company or a Subsidiary is terminated on or prior to the date on which a Change of Control occurs, and it is reasonably demonstrated that such termination (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or (ii) otherwise arose in connection with or anticipation of a Change of Control, then for all purposes of this Plan as to such terminated Participant, a Change of Control shall be determined to have occurred as of the date immediately prior to the date of such termination. For the purposes of this Plan, the term "Change of Control" shall mean:

               (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities
          Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more (the "Triggering Percentage") of either (i) the then outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Out-standing Company Voting Securities"); provided, however, in the event the "Incumbent Board" (as such term is hereinafter defined) in accordance with any share rights agreement to which the Company is a party that may be in effect (the "Rights Agreement") lowers the threshold amounts set forth in the Rights Agreement, the Triggering Percentage shall be automatically reduced to equal the reduced threshold amount set by the Incumbent Board pursuant to the Rights Agreement; and provided, further, however, that the following acquisi-tions shall not constitute a change of control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company; (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (iv) any acquisition previously approved by at least a majority of the members of the Incumbent Board, (v) any acquisition approved by at least a majority of the members of the Incumbent Board within five (5) business days after the Company has notice of such acquisition, or (vi) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii), and (iii) of subsection (c) of this Section 9.1; or

               (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, appointment or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for purposes of this definition, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

               (c) Approval by the shareholders of the Company of a reorganization, share exchange, merger or consolidation (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Out-standing Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 70% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities enti-tled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be,
          (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the

          Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination or were elected, appointed or nominated by the Board; or

               (d) Approval by the shareholders of the Company of (i) a complete liquidation or dissolution of the Company or, (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 70% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportions as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) less than 20% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of the Company or such corporation), except to the extent that such Person owned 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition, and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such sale or other disposition of assets of the Company or were elected, appointed or nominated by the Board.

                                   ARTICLE X

                       MANNER OF PAYMENT OF BENEFITS

          10.1  PAYMENT AT ACTUAL RETIREMENT.  Except as provided in Section
9.1 herein, with respect to termination upon or following a Change of Control, each Participant shall be paid his Past

Service Benefit upon terminating his employment with the Company or any Subsidiary on his applicable Retirement Date. The Past Service Benefit will be paid in one of the optional forms described below and elected by the Participant in his Agreement. Except as pro vided in Section 10.2 below, such elections are irrevocable. The optional forms of payment permitted under the Plan are as follows:

                    OPTIONAL FORMS OF PAYMENT

                    Life of Participant Only
              50% Joint Annuitant Survivor Benefit
             75%  Joint Annuitant Survivor Benefit
             100% Joint Annuitant Survivor Benefit
                     5 Year Period Certain
                    10 Year Period Certain
                    15 Year Period Certain

A description of the optional forms of payment is contained in Exhibit "B" attached hereto. The Actuary for the Plan shall actuarially adjust the amount of Past Service Benefit otherwise payable to the Participant as if such payment was to be made on a single life basis to reflect the age of the Participant or his Beneficiary, as the case may be, and the optional form of benefit elected by the Participant. Provided, notwithstanding that the Participant has elected the optional form of benefit as provided in this
Section 10.1, at any time prior to the date the payment of the Participant's Past Service Benefit commences, the Participant (or his Beneficiary in the case of death) may make a written request to the Committee that his Past Service Benefit be paid in any of the optional forms of payment described above or in the form of a single lump sum payment, and, if the Committee approves such request considering all relevant facts and circumstances, payment may be made in one of such optional forms of payment or in a lump sum. The decision to make payment in one of the optional forms of payment or in a lump sum shall be made in the Committee's sole discretion; and, if payment is made in one of such optional forms of payment or in a lump sum for one Participant, this in no way requires the Committee to make payment in the same manner for any other Participant.

                                   ARTICLE XI

                          GENERAL BENEFIT PROVISIONS

          11.1 RESTRICTIONS ON ALIENATION OF BENEFITS. No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to such benefit. If any Participant or Beneficiary under this Plan should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge any right or benefit under this Plan, then such right or benefit shall, in the discretion of the Committee, be held or applied for the benefit of such Partici pant or Beneficiary, his or her spouse, children, or other dependents, or any of them, in such manner and in such portion as the Committee, in its sole and absolute discretion, may deem proper.

          11.2 RELEASE OF CLAIMS. The Participant was previously eligible to participate in the Prior Plan. The Prior Plan was terminated effective as of November 1, 1997. At the time of termination of the Prior Plan, the Participant did not have any vested or accrued benefit in the Prior Plan. However, because the Participant will be provided the opportunity to earn the Past Service Benefit under this Plan, the Company will require in the Agreement that the Participant release any and all claims, rights or benefits which he may have otherwise had with respect to any benefits which would have otherwise been paid pursuant to the terms of the Prior Plan.

          11.3 PLAN UNFUNDED - NO ASSIGNMENT. The Plan at all times shall be entirely unfunded as provided under Title I of the Act and no provision shall at any time be made with respect to segregating from claims of creditors any assets of the Company, its parent, if applicable, a Subsidiary for payment of any benefits hereunder. No Participant, Beneficiary or any other person shall have any interest in any particular assets of the Company, its parent, if applicable, or any Subsidiary by reason of the right to receive a benefit under the Plan and any such Participant, Beneficiary or other person shall have only the rights of a general unsecured creditor of the Company, its parent, if applicable, or a Subsidiary with respect to any rights under the Plan. No right or benefit under this Plan shall in any manner be subject to anticipa tion, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, garnishment or charge by creditors of any Participant or Beneficiary, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, attach, garnish or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to such benefit.

          11.4 WITHHOLDING AND OTHER EMPLOYMENT TAXES. The Company shall comply with all federal and state laws and regulations respecting the withholding, deposit and payment of any income or other taxes relating to any payments made under this Plan.

          11.5 NO TRUST. No action under this Plan by the Company, its Board or the Committee shall be construed as creating a trust, escrow or other secured or segregated fund in favor of the Participant, his Beneficiary, or any other persons otherwise entitled to his Past Service Benefit. The status of the Participant and his Beneficiary with respect to any liabilities assumed by the Company hereunder shall be solely those of unsecured creditors of the Company, its parent, if applicable, or any Subsidiary. Any asset acquired or held by the Company, its parent, if applicable, or any Subsidiary in connection with liabilities assumed by it hereunder, shall not be deemed to be held under any trust, escrow or other secured or segregated fund for the benefit of the Participant or his Beneficiaries or to be security for the performance of the obligations of the Company, its parent, if applicable, or any Subsidiary, but shall be, and remain a general, unpledged, unrestricted asset of the Company or any Subsidiary at all times subject to the claims of general creditors of the Company or any Subsidiary. However, the Company may contribute assets to the Trust to pay benefits under the Plan.

                                 ARTICLE XII

                   PROVISIONS RELATING TO PARTICIPANTS

          12.1 INFORMATION REQUIRED OF PARTICIPANTS. Payment of Benefits shall begin as of the payments date(s) provided in this Plan and no formal claim shall be required therefor; provided, in the interest of orderly administration of the Plan, the Committee may make reasonable requests of Participants and Beneficiaries to furnish information which is reasonably necessary and appropriate to the orderly administration of the Plan, and, to that limited extent, payments under the Plan are conditioned upon the Partici-pants and Beneficiaries promptly furnishing true, full and complete information as the Committee may reasonably request.

          12.2 ABANDONMENT OF BENEFITS. Each Participant and Beneficiary shall file with the Committee, from time to time in writing, his post office address and each change of post office address, and any communication addressed to a Participant or Beneficiary at his last post office address filed with the Committee, or if no such address was filed, then at his last post office address as shown on the Company's records, shall be binding on the Participant or his Beneficiary for all purposes of the Plan, and the Committee shall not be obliged to search for or ascertain the whereabouts of any Participant or Beneficiary; provided, that the Committee shall mail an annual notice of unpaid benefits to such person at such last post office address. If the Committee furnishes such annual notice to any Participant, or Beneficiary, that he is entitled to a distribution, and the Participant or Beneficiary fails to claim such distribution or make his whereabouts known to the Committee within three years thereafter, such benefits shall be disposed of as follows:

                (a) if the whereabouts of such Participant or Beneficiary are known to the Committee, payment shall be made to such Participant or Beneficiary; or

                (b) if the whereabouts of such Participant and his Beneficiary are unknown to the Committee, the Committee may direct the distribution of a Participant's benefits on the same basis as though the Participant had died without designating a Beneficiary as provided in Subsection 6.2 hereof.

          12.3 BENEFITS PAYABLE TO INCOMPETENTS. Any benefits payable hereunder to a minor or other person under legal disability may be made, at the discretion of the Committee, (i) directly to such person, or (ii) to a parent, spouse, relative by blood or marriage, or the legal representative of such person. The Committee shall not be required to see to the application of any such payment, and the payee's receipt shall be a full and final discharge of the Committee's responsibility hereunder.

          12.4 CONDITIONS OF EMPLOYMENT NOT AFFECTED BY PLAN. The establishment and maintenance of the Plan shall not be construed as conferring any legal rights upon any Participant to the continuation of employment with the Company.

                                 ARTICLE XIII

                       ADMINISTRATION AND COMMITTEE

          13.1 ALLOCATION OF RESPONSIBILITY FOR PLAN ADMINISTRATION. The Committee shall have only those specific powers, duties, responsibilities and obligations as are specifically given them under the Plan. In general, the Company shall have the sole responsibility for appointing and removing Committee members, as provided in Section 13.2 herein. The Company shall have the sole responsibility for amending or terminating, in whole or in part, this Plan. The Committee shall have the sole responsibility for the administration of the Plan which responsibility is specifically described in this Plan.

          13.2 APPOINTMENT OF COMMITTEE. The Plan shall be administered by the Committee which shall be appointed by and serve at the pleasure of the Board. All usual and reasonable expenses of the Committee may be paid in whole or in part by the Company.

          13.3 CLAIMS PROCEDURE. The Committee shall make all determinations as to the right of any person to benefits. If any request for a benefit is wholly or partially denied, the Committee shall notify the person requesting the benefits, in writing, of such denial, including in such notification the following information:

                (a)  the specific reason or reasons for such denial;

                (b) the specific references to the pertinent Plan provisions upon which the denial is based;

                (c) a description of any additional material and information which may be needed to clarify the request, including an explanation of why such information is required; and

                (d) an examination of this Plan's review procedure with respect to denial of benefits.

Provided, that any such notice to be delivered to any Participant or beneficiary shall be mailed by certified or registered mail and shall be written to the best of the Committee's ability in a manner that may be understood without legal counsel.

          13.4 REVIEW PROCEDURE. Any Participant or Beneficiary whose claim has been denied in accordance with Section 13.3 herein may appeal to the Committee for review of such denial by making a written request therefor within 60 days of receipt of the notification of such denial. Such Participant or Beneficiary may examine documents pertinent to the review and may submit to the Committee written issues and comments. Within 60 days after receipt of the request for review, the Committee shall communicate to the claimant, in writing, its decision, and the communication shall set forth the reason or reasons for the decision and specific reference to those Plan provisions upon which the decision is based.

          13.5 RECORDS AND REPORTS. The Committee shall exercise such authority and responsibility as it deems appropriate in order to comply with the Act and governmental regulations issued thereunder relating to records of the Participant's accounts and benefits which may be paid under the Plan; and to notify Participants and Beneficiaries as required.

          13.6 OTHER COMMITTEE POWERS AND DUTIES. The Committee shall have such duties and powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following:

                (a) to construe and interpret the Plan in its sole and absolute discretion, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder;

                (b) to prescribe procedures to be followed by Participants or Beneficiaries filing applications for benefits;

                (c) to prepare and distribute, in such manner as the Committee determines to be appropriate, information explaining the Plan;

                (d) to receive from the Company and from Participants and Beneficiaries such information as shall be necessary for the proper administration of the Plan;

                (e) to furnish the Company, upon request, such reports with respect to the administration of the Plan as are reasonable and appropriate;

                (f) to appoint and employ individuals and any other agents it deems advisable, including legal counsel, to assist in the administration of the Plan and to render advice with respect to any responsibility of the Committee, or any of its individual members, under the Plan;

                (g) to allocate among themselves who shall be responsible for specific duties and to designate fiduciaries (other than Committee members) to carry out responsibilities under the Plan; provided that any such allocations shall be reduced to writing, signed by all Committee members, and filed in a permanent Committee minute book; and

                (h) to maintain continuing review of the Act, the Code and the implementing regulations thereto and suggest changes and modifications to the Company in connection with delegations of responsibility, as appropriate, and amendments to the Plan.

          13.7 RULES AND DECISIONS. The Committee may adopt such rules as it deems necessary, desirable, or appropriate. All rules and decisions of the Committee shall be uniformly and consistently applied to all Participants and beneficiaries in similar circumstances. When making a determination or calculation, the Committee shall be entitled to rely upon information furnished by a Participant or Beneficiary, the Company, or the legal counsel of the Company.

          13.8 COMMITTEE PROCEDURES. The Committee may act at a meeting or in writing without a meeting. The Committee shall have a chairman, and appoint a secretary, who may or may not be a Committee member. The secretary shall keep a record of all meetings in a permanent Committee minute book and forward all necessary communications to the Company. The Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs. All decisions of the Committee shall be made by the vote of the majority including actions in writing taken without a meeting. A dissenting Committee member who, within a reasonable time after he has knowledge of any action or failure to act by the majority, registers his dissent in writing delivered to the other Committee members, to the extent permitted by law, shall not be responsible for any such action or failure to act.

                                 ARTICLE XIV

                         AMENDMENT AND TERMINATION

          14.1 RIGHT TO AMEND OR ALTER PLAN. The Plan may be amended by the Committee from time to time in any respect whatever by resolution of the Committee specifying such amendment; provided, however, this Plan may not be amended, modified or altered in any manner which adversely affects any Participant without the written consent of the affected Participant.

          14.2 RIGHT TO TERMINATE PLAN. The Committee expressly reserves the right to terminate this Plan in whole or in part at any time; provided, however, this Plan may not be terminated without the written consent of the affected Participant.

          14.3 FORFEITURE OF ALL BENEFITS. In the event that the Participant (i) is discharged from employment service with the Company or a Subsidiary for Cause, or (ii) commits any other act or acts which are injurious and adversely impacts the Company or any Subsidiary in any manner whatsoever and would be expected to substantially enrich the Participant, then, in such events, the Committee, in its sole discretion, may determine that any benefit which would otherwise be provided to the Participant or his Beneficiary under the Agreement or the Plan shall be forfeited in its entirety, and it shall thereafter be deemed as if the Participant never was selected for participation in the Plan. Provided, however, that the provisions of this Section 14.3 shall not be applicable in the event a Change of Control has occurred.

          14.4 MERGER OF COMPANY; SUCCESSOR MUST ASSUME PLAN. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform the Company's and any Subsidiary's obligations under this Plan in the same manner and to the same extent that the Company or such Subsidiary would be required to perform if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any succession shall be a breach by the Company of its obligations under this Plan and shall entitle a Participant to compensation from the Company in the same amount and on the same terms as the Participant would be entitled to hereunder if the Participant terminated employment following a Change of Control, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the date of termination of employment.

                                  ARTICLE XV

                           MISCELLANEOUS PROVISIONS

          15.1 ARTICLES AND SECTION TITLES AND HEADINGS. The titles and headings at the beginning of each Article and Section shall not be considered in construing the meaning of any provisions in this Plan.

          15.2 LAWS OF OKLAHOMA TO GOVERN. The provisions of this Plan shall be construed, administered and enforced according to the laws of the State of Oklahoma. All contributions to the Trust, if any, shall be deemed to take place in the State of Oklahoma.

          EXECUTED as of the 1st day of November, 1997.


                                  FLEMING COMPANIES, INC., a corporation


                                  By:
                                     ----------------------------------------
                                     Robert E. Stauth, Chairman and
                                     Chief Executive Officer


                                              "COMPANY"

                                  EXHIBIT "B"

            DESCRIPTION OF OPTIONAL FORMS OF PAYMENT

OPTION 1 - Life of
Participant Only:                     A Supplemental Normal Retirement
                                      Income will be paid for the Participant's life only. Upon the Participant's death, all payments of Supplemental Normal
                                      Retirement Income shall cease.

OPTION 2 - 50% Joint
Annuitant Survivor Benefit:           A reduced amount of Supplemental Normal
                                      Retirement Income will be paid to the
                                      Participant for the Participant's life,
                                      then, at the Participant's death 50% of
                                      such amount shall be paid to the
                                      Participant's surviving Beneficiary. In the event that the Participant's surviving Beneficiary has predeceased the
                                      Participant, or should otherwise die
                                      after the Participant's death, then no
                                      further payments will be paid under
                                      Option 2 or this Agreement.

OPTION 3 - 75% Joint Annuitant
Survivor Benefit:                     A reduced amount of Supplemental Normal
                                      Retirement Income will be paid to the
                                      Participant for the Participant's life,
                                      then, at the Participant's death 75% of
                                      such amount shall be paid to the
                                      Participant's surviving Beneficiary. In the event that the Participant's surviving Beneficiary has predeceased the
                                      Participant, or should otherwise die after the Participant's death, then no further payments will be due under Option 3 or this Agreement.

OPTION 4 - 100% Joint
Annuitant Survivor Benefit:           A reduced amount of Supplemental Normal
                                      Retirement Income will be paid to the
                                      Participant for the Participant's life,
                                      then, at the

                                      Participant's death 100% of such amount
                                      shall be paid to the Participant's
                                      surviving Beneficiary. In the event that the Participant's surviving Beneficiary has predeceased the Participant, or should otherwise die after the Participant's death, then no further payments will be due under Option 4 or this Agreement.

OPTION 5 - 5 Year
Period Certain:                       A reduced amount of Supplemental Normal
                                      Retirement Income will be paid for a
                                      period of 5 years certain.  After the
                                      expiration of such 5 year period,
                                      payments shall then continue for the
                                      Participant's life in the same amount.
                                      In the event of the Participant's death
                                      during the 5 year period certain, then,
                                      the balance of such payments due only
                                      during such 5 year period will be paid to the Participant's surviving Beneficiary.
                                      After the expiration of such 5 year
                                      period, then all payments shall cease.
                                      In the event of the expiration of such
                                      5 year period, and the Participant dies, then, no further benefits will be paid under Option 5 or this Agreement.

OPTION 6 - 10 Year
Period Certain:                       A reduced amount of Supplemental Normal
                                      Retirement Income shall be paid for a
                                      period of 10 years certain.  After the
                                      expiration of such 10 year period,
                                      payments shall then continue for the
                                      Participant's life in the same amount. In the event of the Participant's death during the 10 year period certain, then, the balance of such payments due only during such 10 year period will be paid to the Participant's surviving
                                      Beneficiary.  After the expiration of
                                      such 10 year period, then all payments
                                      shall cease. In the event of the
                                      expiration of such 10 year period, and
                                      the Participant dies, then, no further
                                      benefits will be paid under Option 6 or
                                      this Agreement.

OPTION 7 - 15 Year
Period Certain:                       A reduced amount of Supplemental Normal
                                      Retirement Income shall be paid for a
                                      period of 15 years certain.  After the
                                      expiration of such 15 year period,
                                      payments shall then continue for the
                                      Participant's life in the same amount.
                                      In the event of the Participant's death
                                      during the 15 year period certain, then, the balance of such payments due only during such 15 year period will be paid to the Participant's surviving
                                      Beneficiary.  After the expiration of
                                      such 15 year period, then all payments
                                      shall cease. In the event of the
                                      expiration of such 15 year period, and
                                      the Participant dies, then, no further
                                      benefits will be paid under Option 7 or
                                      this Agreement.